UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2009
Life Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5791 Van Allen Way
Carlsbad, California 92008
(Address of principal executive offices, including zip code)
(760) 603-7200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the acquisition of Applied Biosystems Inc. (formerly Applera Corporation) by Life Technologies Corporation (the “Company”), the Company assumed responsibility for the Applera Corporation Supplemental Executive Retirement Plan (the “Applera SERP”), a non-qualified defined benefit plan for a select group of Applera executives. Mark Stevenson, President and Chief Operating Officer of the Company, is the only employee who continues to accrue a benefit under the Applera SERP. At the time of the acquisition, the Company agreed to continue accruing a benefit for Mr. Stevenson but reserved the right to stop the accrual at the end of 2009.
On December 16, 2009, the Compensation and Organizational Development Committee of the Company’s Board of Directors approved an amendment (the “Amendment”) to the Applera SERP. The purpose of the Amendment is to (i) disallow any future benefit accruals under the Applera SERP, (ii) prohibit additional participants from being added to the Applera SERP, and (iii) freeze any accrued benefits of supplemental retirement income under the Applera SERP as of January 1, 2010, such that no additional benefits shall accrue following January 1, 2010. The Amendment to the Applera SERP is filed as Exhibit 10.1 hereto. The summary of the Amendment set forth above is qualified in its entirety by reference to the text of the Amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment One to the Applera Supplemental Executive Retirement Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John A. Cottingham
Chief Legal Officer

Date: December 18, 2009